Filed Pursuant to Rule 424(b)(5)
Registration Statement No. 333-215449

PROSPECTUS SUPPLEMENT

(To Prospectus dated January 26, 2017)

$40,000,000

Common Stock

We have entered into an At Market Issuance Sales Agreement, which we refer to as the Sales Agreement, with Keefe, Bruyette & Woods, Inc., whom we refer to as the Distribution Agent, relating to shares of our common stock offered by this prospectus supplement and the accompanying prospectus. In accordance with the terms of the Sales Agreement, we may offer and sell shares of our common stock, no par value, having an aggregate offering price of up to $40,000,000 from time to time through the Distribution Agent.

Our common stock is listed on the NASDAQ Global Select Market, or NASDAQ, under the symbol “CCNE.” On November 11, 2019, the last reported sale price of our common stock on NASDAQ was $33.30 per share.

Upon our delivery of a placement notice, if any, under the Sales Agreement, the Distribution Agent may sell shares of our common stock by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415 of the Securities Act of 1933, as amended, which we refer to as the Securities Act, including without limitation sales made directly on NASDAQ, on any other existing trading market for our common stock or to or through a market maker. In addition, with our prior consent, the Distribution Agent may also sell shares of our common stock by any other method permitted by law, including, but not limited to, negotiated transactions. Sales may be made at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. The Distribution Agent is not required to sell any specific number of shares or dollar amount of our common stock, but will act as agent using commercially reasonable efforts consistent with its respective normal sales and trading practices on terms mutually agreed upon between the Distribution Agent and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

The Distribution Agent will be entitled to compensation at a commission rate of up to 2.50% of the gross proceeds from each sale of common stock and will be reimbursed for certain of its expenses incurred in this offering. See “Plan of Distribution” on page S-11 for more information.

In connection with the sale of the common stock on our behalf, the Distribution Agent may be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of the Distribution Agent may be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to the Distribution Agent against certain liabilities, including liabilities under the Securities Act.

Shares of our common stock are not savings accounts, deposits or obligations of any bank or non- bank subsidiary of CNB Financial Corporation and are not insured or guaranteed by the Federal Deposit Insurance Corporation (“FDIC”) or any other governmental agency.

Investing in our common stock involves risks. See “Risk Factors” beginning on page S-8 of this prospectus supplement, as well as those risk factors contained in our reports filed with the Securities & Exchange Commission (“SEC”), which are incorporated, or deemed to be incorporated, by reference into this prospectus supplement.

None of the SEC, any state securities commission, the Board of Governors of the Federal Reserve System, the FDIC or any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

Keefe, Bruyette & Woods

                                  A Stifel Company

The date of this prospectus supplement is November 12, 2019.

PROSPECTUS SUPPLEMENT

PROSPECTUS

You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any related free writing prospectus required to be filed with the SEC. To the extent there are any inconsistencies between the information in this prospectus supplement and the prospectus, you should rely on the information in this prospectus supplement. We have not, and the Distribution Agent has not, authorized anyone to provide you with different or additional information. We are not, and the Distribution Agent is not, making an offer to sell these securities in any jurisdiction where the offer or sale of these securities is not permitted. You should not assume that the information appearing in this prospectus supplement, the accompanying prospectus or any free writing prospectus prepared by us or the documents incorporated by reference herein or therein is accurate as of any date other than their respective dates. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates.

ABOUT THIS PROSPECTUS SUPPLEMENT

This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus, gives more general information, some of which does not apply to this offering. You should read both this prospectus supplement and the accompanying prospectus, as well as the documents incorporated by reference, before deciding to purchase our common stock.

If the information set forth in this prospectus supplement differs from the information set forth in the accompanying prospectus, you should rely on the information set forth in this prospectus supplement. Similarly, if the information set forth in this prospectus supplement differs from the information contained in any document incorporated by reference that was filed prior to the date of this prospectus supplement, you should rely on the information set forth in this prospectus supplement.

This prospectus supplement does not contain all of the information that is important to you. You should read the accompanying prospectus as well as the documents incorporated by reference in this prospectus supplement and the accompanying prospectus. See “Incorporation of Certain Information by Reference” and “Where To Find Additional Information” in this prospectus supplement and “Where You Can Find More Information” in the accompanying prospectus. Unless otherwise indicated or unless the context requires otherwise, references in this prospectus supplement and the accompanying prospectus to “CNB,” the “Corporation,” “we,” “us,” “our” or similar references refer to CNB Financial Corporation, a Pennsylvania corporation, together with our subsidiaries, except where it is clear that the term means only CNB Financial Corporation. The term “you” refers to a prospective investor.”

References to our “common stock” refer to the shares of common stock, no par value, of CNB Financial Corporation.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), with respect to the financial condition, liquidity, results of operations, and future performance of our business. These forward-looking statements are intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are those that are not historical facts. Forward-looking statements include statements with respect to beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions that are subject to significant risks and uncertainties and are subject to change based on various factors (some of which are beyond our control). Forward-looking statements often include the words “believes,” “expects,” “anticipates,” “estimates,” “forecasts,” “intends,” “plans,” “targets,” “potentially,” “probably,” “projects,” “outlook” or similar expressions or future conditional verbs such as “may,” “will,” “should,” “would” and “could.” Such known and unknown risks, uncertainties and other factors that could cause the actual results to differ materially from the statements, include, but are not limited to, (i) changes in general business, industry or economic conditions or competition; (ii) changes in any applicable law, rule, regulation, policy, guideline or practice governing or affecting financial holding companies and their subsidiaries or with respect to tax or accounting principles or otherwise; (iii) adverse changes or conditions in capital and financial markets; (iv) changes in interest rates; (v) higher than expected costs or other difficulties related to integration of combined or merged businesses; (vi) the effects of business combinations and other acquisition transactions, including the inability to realize expected cost savings or achieve other anticipated benefits in connection therewith; (vii) changes in the quality or composition of our loan and investment portfolios; (viii) adequacy of loan loss reserves; (ix) increased competition; (x) loss of certain key officers; (xi) deposit attrition; (xii) rapidly changing technology; (xiii) unanticipated regulatory or judicial proceedings and liabilities and other costs; (xiv) changes in the cost of funds, demand for loan products or demand for financial services; and (xv) other economic, competitive, governmental or technological factors affecting our operations, markets, products, services and prices. Such developments could have an adverse impact on our financial position and our results of operations.

The forward-looking statements contained herein are based upon management’s beliefs and assumptions. Any forward-looking statement made herein speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law. For a further discussion of these and other factors that could impact our future results, performance or transactions, see the “Risk Factors” section in this prospectus supplement beginning on page S-8 and in our most recent Annual Report on Form 10-K, as updated by our subsequent filings.

WHERE TO FIND ADDITIONAL INFORMATION

We have filed with the SEC a “shelf” registration statement on Form S-3, including exhibits, schedules and amendments filed with the registration statement, of which this prospectus supplement is a part, under the Securities Act, with respect to the common stock that may be offered by this prospectus supplement. This prospectus supplement is a part of that registration statement, but does not contain all of the information in the registration statement. For further information with respect to the Corporation and the common stock that may be offered by this prospectus supplement, reference is made to the registration statement, including the exhibits and schedules to the registration statement, and the accompanying prospectus. Statements contained in this prospectus supplement as to the contents of any contract or other document referred to in this prospectus supplement are not necessarily complete and, where that contract or other document has been filed as an exhibit to the registration statement, each statement in this prospectus supplement is qualified in all respects by the exhibit to which the reference related.

We are subject to the informational requirements of the Securities Exchange Act, and, in accordance therewith, we file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings, including the registration statement, are available to you on the SEC’s website (http://www.sec.gov), which contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. Documents we have filed with the SEC are also available on the Investor Relations section of our website at http://www.cnbbank.bank. Except as expressly stated herein, information contained on our website does not constitute a part of this prospectus supplement and is not incorporated by reference herein.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

SEC rules allow us to “incorporate by reference” the information we file with the SEC in this prospectus supplement and the accompanying prospectus. This helps us disclose certain information to you by referring you to the documents we file. The information we incorporate by reference is an important part of this prospectus supplement and the accompanying prospectus. We incorporate by reference each of the documents listed below.

(a)	Our Annual Report on Form 10-K for the year ended December 31, 2018, filed with the SEC on March 7, 2019;

(b)

Our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2019, June 30, 2019 and September 30, 2019, filed with the SEC on May  9, 2019, August 8, 2019 and November 6, 2019, respectively;

(c)

Our Definitive Proxy Statement on Schedule 14A, filed with the SEC on March 13, 2019 (solely to the extent incorporated by reference into Part III of our Annual Report on Form 10-K for the year ended December 31, 2018);

(d)	Our Current Reports on Form 8-K filed with the SEC on February 13, 2019, March 5, 2019, April 18, 2019, May 16, 2019, May 16, 2019, July 10, 2019, August 13, 2019 and, October 25, 2019; and

(e)

The description of our common stock contained in our registration statement on Form 8-A, filed with the SEC on April 17, 1985, including any amendment or report filed for the purpose of updating such description.

All documents and reports filed by us subsequent to the date hereof pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act and prior to the completion of any individual sale of common stock hereunder shall be deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus and to be a part hereof from the date of filing of such documents or reports. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus supplement and accompanying prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement and accompanying prospectus.

You may obtain any of the filings incorporated by reference into this prospectus supplement through us or from the SEC through the SEC’s website at http://www.sec.gov. We will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus supplement is delivered, upon written or oral request of such person, a copy of any or all of the reports and documents referred to above which have been or may be incorporated by reference into this prospectus supplement. You should direct requests for those documents to:

CNB Financial Corporation

Attn: Richard L. Greslick, Jr., Secretary

P.O. Box 42

Clearfield, Pennsylvania 16830

(814) 765-9621

SUMMARY

The following is a summary of selected information contained elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus. This summary is not complete and does not contain all of the information that you should consider before making a decision to invest in our common stock. We urge you to read this entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein carefully, including the financial statements and notes to the financial statements incorporated by reference herein and therein. Please read “Risk Factors” in this prospectus supplement, the accompanying prospectus and the documents incorporated herein and therein for more information about important risks that you should consider before making a decision to invest in our common stock.

CNB Financial Corporation

CNB Financial Corporation (the “Corporation”) is a bank holding company and a financial holding company registered under the Bank Holding Company Act of 1956, as amended. We were incorporated under the laws of the Commonwealth of Pennsylvania in 1983 for the purpose of engaging in the business of a financial holding company. On April 26, 1984, we acquired all of the outstanding capital stock of County National Bank, a nationally-chartered banking institution. In December of 2006, County National Bank changed its name to CNB Bank and became a state bank chartered in Pennsylvania and subject to regulation by the Pennsylvania Department of Banking and the Federal Deposit Insurance Corporation. In October 2013, we acquired FC Banc Corp. and its subsidiary, The Farmers Citizens Bank. In July 2016, we acquired Lake National Bank. We are subject to regulation, supervision and examination by the Board of Governors of the Federal Reserve System.

In addition to CNB Bank, we have four other subsidiaries. CNB Securities Corporation is incorporated in Delaware and currently maintains investments in debt and equity securities. CNB Insurance Agency, incorporated in Pennsylvania, provides for the sale of nonproprietary annuities and other insurance products. CNB Risk Management, Inc. is a Delaware-based captive insurance company that insures against certain risks unique to the operations of the Corporation and its subsidiaries and for which insurance may not be currently available or economically feasible in today’s insurance marketplace. Holiday Financial Services Corporation, incorporated in Pennsylvania, offers small balance unsecured and secured loans, primarily collateralized by automobiles and equipment, to borrowers with higher risk characteristics.

We do not currently engage in any operating business activities, other than the ownership and management of CNB Bank, CNB Securities Corporation, CNB Insurance Agency, CNB Risk Management, Inc. and Holiday Financial Services Corporation.

CNB Bank was originally chartered as a national bank in 1934 and is now a Pennsylvania-chartered bank. ERIEBANK, a division of CNB Bank, began operations in 2005. In July 2016, we acquired Lake National Bank, which operated two full-service branches in Mentor, Ohio, approximately 20 miles east of Cleveland, Ohio. CNB Bank continues to operate these two branch locations within its ERIEBANK franchise. In October 2013, we acquired FC Banc Corp. and its subsidiary, The Farmers Citizens Bank, in the central Ohio market area, which we operate today as FCBank, a division of CNB Bank. In 2016, CNB Bank received regulatory approval to conduct business in the state of New York as BankOnBuffalo, a division of CNB Bank. CNB Bank opened a loan production office in Buffalo, New York in May 2016, which we closed in February 2017 concurrently with the opening of a full-service location in downtown Buffalo in February 2017.

CNB Bank has 42 full-service branch offices located in various communities in its market area. CNB Bank’s primary market area includes the Pennsylvania counties of Blair, Cambria, Cameron, Centre, Clearfield, Crawford, Elk, Indiana, Jefferson, and McKean. ERIEBANK, a division of CNB Bank, operates in the Pennsylvania counties of Crawford, Erie, and Warren and the Ohio counties of Ashtabula, Cuyahoga, and Lake. FCBank, a division of CNB Bank, operates in the Ohio counties of Crawford, Richland, Ashland, Wayne, Marion, Morrow, Knox, Delaware, and Franklin. BankOnBuffalo, a division of CNB Bank, operates in Erie and Niagara counties, New York.

CNB Bank is a full-service bank engaging in a broad range of banking activities and services for individual, business, governmental and institutional customers. These activities and services principally include checking, savings, and time deposit accounts; real estate, commercial, industrial, residential and consumer loans; and a variety of other specialized financial services. CNB Bank’s Private Client Solutions division offers a full range of client services, including private banking and wealth and asset management.

Corporate Information

Our common stock is traded on the NASDAQ Global Select Market under the symbol “CCNE.” Our principal executive offices are located at 1 South Street, P.O. Box 42, Clearfield, PA 16830. Our telephone number is (814) 765-9621. We maintain a website at www.cnbbank.bank. The information contained on or connected to our website is not incorporated by reference into, and you must not consider the information to be part of, this prospectus supplement or the accompanying prospectus.

Additional information about us is included in documents incorporated by reference into this prospectus supplement. See “Incorporation of Certain Information by Reference” on page S-4 of this prospectus supplement.

THE OFFERING

Issuer	CNB Financial Corporation

Securities offered	Shares of our common stock having an aggregate offering price of up to $40,000,000.

Manner of the offering	“At the market offering” that may be made from time to time through the Distribution Agent. See “Plan of Distribution” beginning on page S-11 of this prospectus supplement.

Use of Proceeds	We expect to use the net proceeds from this offering for general corporate purposes, including potential future acquisitions and to support organic growth. See “Use of Proceeds” on page S-9 of this prospectus supplement.

Dividends	Our most recent regular quarterly cash dividend of $0.17 per share of common stock was declared by our board of directors on August 13, 2019 and was paid on September 13, 2019 to shareholders of record as of August 30, 2019. Quarterly dividends on our common stock are subject to the discretion of our board of directors and dependent on, among other things, our financial condition, results of operations, capital requirements, restrictions contained in financing instruments and other factors that our board of directors may deem relevant. Thus, as a practical matter, any restrictions on CNB Bank’s ability to pay dividends will act as restrictions on the amount of funds available for payment of dividends by us. See “Risk Factors—Risks Associated with the Offering and our Common Stock—The Corporation’s Ability to Pay Dividends is Limited” for more information.

Risk Factors	Investing in our common stock involves certain risks. Before investing in our common stock, you should carefully consider the information under “Risk Factors” beginning on page S-8 and the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus.

NASDAQ Symbol	“CCNE”

RISK FACTORS

Investing in our common stock involves risks. In addition to other information included in or incorporated by reference into this prospectus supplement , you should carefully consider the following risk factors, as well as those described in our Annual Report on Form 10-K for the year ended December 31, 2018 as well as other information and data set forth in this prospectus supplement and the accompanying prospectus and the documents we incorporate by reference herein and therein before making an investment decision with respect to our common stock. The occurrence of any of the following risks could materially and adversely affect our business, financial condition, liquidity, results of operations and our ability to make cash distributions to our stockholders, which could cause you to lose all or a part of your investment in our common stock. Some statements in this prospectus supplement and the accompanying prospectus and the documents we incorporate by reference herein and therein, including statements in the following risk factors, constitute forward-looking statements. See “Cautionary Note Regarding Forward-Looking Statements” on page S-2 of this prospectus supplement.

Risks Associated with the Offering and Our Common Stock

The Value of the Corporation’s Common Stock Fluctuates

The market for the Corporation’s common stock may experience significant price and volume fluctuations in response to a number of factors including actual or anticipated quarterly variations in operating results, changes in expectations of future financial performance, changes in estimates by securities analysts, governmental regulatory action, banking industry reform measures, customer relationship developments, broader economic conditions and other factors, many of which will be beyond the Corporation’s control.

Furthermore, the stock market in general, and the market for financial institutions in particular, has experienced extreme volatility that often has been unrelated to the operating performance of particular companies. These broad market and industry fluctuations may adversely affect the trading price of the Corporation’s common stock, regardless of actual operating performance.

Future Sales of Shares of the Corporation’s Shares of Common Stock Could Negatively Affect its Market Price

Future sales of substantial amounts of the Corporation’s shares of common stock, or the perception that such sales could occur, could adversely affect the market price of the Corporation’s common stock in the open market. We make no prediction as to the effect, if any, that future sales of shares, or the availability of shares for future sale, will have on the market price of the Corporation’s common stock.

Shares of the Corporation’s Common Stock Are Not FDIC Insured

Neither the FDIC nor any other governmental agency insures the shares of the Corporation’s common stock. Therefore, the value of your shares in the Corporation will be based on their market value and may decline.

The Corporation’s Ability to Pay Dividends is Limited by Law, Regulations and Performance

The future declaration of dividends by the Corporation’s board of directors will depend on a number of factors, including capital requirements, regulatory limitations, the Corporation’s operating results and financial condition and general economic conditions. The Corporation’s ability to pay dividends depends primarily on the receipt of dividends from CNB Bank. Dividend payments from CNB Bank are subject to legal and regulatory limitations, generally based on retained earnings, imposed by bank regulatory agencies. The ability of CNB Bank to pay dividends is also subject to financial condition, regulatory capital requirements, capital expenditures and other cash flow requirements. The Corporation cannot assure you that CNB Bank will be able to pay dividends to the Corporation in the future. The Corporation may decide to limit the payment of dividends to its stockholders even when the Corporation has the legal ability to pay them in order to retain earnings for use in the Corporation’s business.

We Have Broad Discretion in Using the Net Proceeds, if Any, From This Offering and May Use the Proceeds in Ways That May Not Enhance Our Operating Results or the Value of Our Shares of Common Stock.

We are not guaranteed to receive any particular amount of proceeds from this offering. In addition, our management will retain broad discretion over the use of any proceeds we do receive from this offering, and we may ultimately use the proceeds in ways that do not improve our results of operations or enhance the value of our common stock or otherwise in ways with which you do not agree. If we do not invest or apply the proceeds of this offering effectively and on a timely basis, it could have a material adverse effect on our business and could cause the market price of our common stock to decline.

USE OF PROCEEDS

We are not guaranteed to receive any particular amount of proceeds from this offering. The amount of the proceeds we receive from this offering will depend upon the number of shares of our common stock sold and the market prices at which they are sold.

We expect to use the net proceeds from this offering for general corporate purposes, including potential future acquisitions and to support organic growth.

DIVIDEND POLICY

Our most recent regular quarterly cash dividend of $0.17 per common share was declared by our board of directors on August 13, 2019 and was paid on September 13, 2019 to shareholders of record as of August 30, 2019. Although we expect to continue paying dividends quarterly, any future determination to pay dividends on our shares common stock will be made by our board of directors and will depend upon our results of operations, financial condition, capital requirements, regulatory and contractual restrictions, our business strategy and other factors that our board of directors deems relevant. Thus, as a practical matter, any restrictions on the ability of CNB Bank to pay dividends will act as restrictions on the amount of funds available for payment of dividends by us. See “Risk Factors—Risks Associated with the Offering and our Common Stock—The Corporation’s Ability to Pay Dividends is Limited” for more information.

PLAN OF DISTRIBUTION

We have entered into the Sales Agreement with the Distribution Agent under which we may issue and sell shares of our common stock having aggregate gross proceeds of up to $40,000,000 from time to time through the Distribution Agent. The Sales Agreement was filed with the SEC as an exhibit to our Current Report on Form 8-K dated November 12, 2019, and is incorporated herein by reference. The sales, if any, of shares of our common stock made under the Sales Agreement may be made by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415 of the Securities Act, including, without limitation, sales made directly on NASDAQ, on any other existing trading market for the shares of common stock, sales made to or through a market maker other than on an exchange or otherwise, in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices, or any other method permitted by law. We may instruct the Distribution Agent not to sell shares of the common stock if the sales cannot be effected at or above the price designated by us from time to time. We or the Distribution Agent may suspend the offering of the shares of common stock upon notice and subject to other conditions. The Distribution Agent will not engage in any transactions that stabilize the price of our shares of common stock.

Each time we wish to issue and sell shares of our common stock under the Sales Agreement, we will notify the Distribution Agent of the number of shares to be issued, the dates on which such sales are anticipated to be made, any minimum price below which sales may not be made and other sales parameters as we deem appropriate. Once we have so instructed the Distribution Agent, unless the Distribution Agent declines to accept the terms of the notice, the Distribution Agent has agreed to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such shares up to the amount specified on such terms. The obligations of the Distribution Agent under the Sales Agreement to sell our common stock are subject to a number of conditions that we must meet.

We will pay the Distribution Agent commissions for its services in acting as our agent in the sale of common stock. The Distribution Agent will be entitled to compensation at a commission rate of up to 2.50% of the gross proceeds from each sale of common stock pursuant to the Sales Agreement. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. In connection with the sale of the common stock on our behalf, the Distribution Agent may be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of the Distribution Agent may be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to the Distribution Agent against certain civil liabilities, including liabilities under the Securities Act. We estimate that the total expenses for the offering, excluding compensation payable to the Distribution Agent under the terms of the Sales Agreement, will be approximately $225,000. We have also agreed to reimburse the Distribution Agent for the reasonable fees and disbursements of counsel to the Distribution Agent in connection with this offering. In accordance with FINRA Rule 5110, these reimbursed expenses are deemed underwriting compensation for this offering.

The Distribution Agent will provide written confirmation to us no later than the opening of the trading day immediately following the trading day on which it has made sales of shares of our common stock under the Sales Agreement. Each confirmation will include the number of shares sold on that day, the compensation payable by us to the Distribution Agent with respect to such sales, and the net proceeds payable to us.

Unless otherwise specified in the applicable placement notice, settlement for sales of our common stock will occur on the second business day following the date on which any sales are made, in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

The offering pursuant to the Sales Agreement will terminate upon the earlier of (i) the issuance and sale of all shares of common stock subject to the agreement or (ii) termination of the Sales Agreement by us or the Distribution Agent as permitted therein.

The Distribution Agent and its respective affiliates have provided, and may in the future provide various investment banking and other financial services to us and our affiliates, for which services they have received, and may in the future receive, customary fees. To the extent required by Regulation M, the Distribution Agent will not engage in any market making activities involving our common stock while the offering is ongoing under this prospectus supplement.

LEGAL MATTERS

The validity of the shares of common stock offered hereby will be passed upon for us by our counsel, Hogan Lovells US LLP. Barack Ferrazzano Kirschbaum & Nagelberg LLP is counsel for the Distribution Agent in connection with this offering.

EXPERTS

The consolidated financial statements of CNB Financial Corporation appearing in CNB Financial Corporation’s Annual Report on Form 10-K for the year ended December 31, 2018, and the effectiveness of CNB Financial Corporation’s internal control over financial reporting as of December 31, 2018, have been audited by Crowe LLP, an independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

PROSPECTUS

CNB FINANCIAL CORPORATION

Common Stock and Preferred Stock

By this prospectus, we may offer from time to time common stock and preferred stock. When we offer securities, we will provide you with a prospectus supplement describing the terms of the specific issue of securities, including the price of the securities. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. You should read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as any documents incorporated by reference in this prospectus and any prospectus supplement, carefully before you decide to invest. This prospectus may not be used to sell securities unless it is accompanied by a prospectus supplement that further describes the securities being delivered to you.

We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis.

Our common stock is traded on the NASDAQ Stock Market under the symbol “CCNE.” We have not yet determined whether any of the securities that may be offered by this prospectus will be listed on any exchange, or included in any inter-dealer quotation system or over-the-counter market. If we decide to seek the listing or inclusion of any such securities upon issuance, the prospectus supplement relating to those securities will disclose the exchange, quotation system or market on or in which the securities will be listed or included.

Investing in our securities involves risks. We may include specific risk factors in an applicable prospectus supplement under the heading “Risk Factors” on page 4.

The offered securities are not deposits or obligations of a bank or savings associations and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is January 26, 2017.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”), using a “shelf” registration process for the delayed offering and sale of securities pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”). Under the shelf process, we may, from time to time, sell any of the offered securities described in this prospectus in one or more offerings. Additionally, under the shelf process, in certain circumstances, we may provide a prospectus supplement that will contain specific information about the terms of a particular offering by us. We may also provide a prospectus supplement to add information to, or update or change information contained in, this prospectus.

We have filed with the SEC a registration statement on Form S-3, of which this prospectus is a part, under the Securities Act, with respect to the offered securities. This prospectus does not contain all of the information set forth in the registration statement, portions of which we have omitted as permitted by the rules and regulations of the SEC. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete. You should refer to the copy of each contract or document filed as an exhibit to the registration statement for a complete description.

You should read this prospectus together with any additional information you may need to make your investment decision. You should also read and carefully consider the information in the documents we have referred you to in “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” below. Information incorporated by reference after the date of this prospectus may add, update or change information contained in this prospectus. Any information in such subsequent filings that is inconsistent with this prospectus will supersede the information in this prospectus or any earlier prospectus supplement.

As used in this prospectus, unless the context otherwise requires, the terms “we,” “us,” “our” and “the Company” mean, collectively, CNB Financial Corporation and its subsidiaries and their predecessors. In this prospectus, we sometimes refer to the common stock and preferred stock collectively as the “offered securities.”

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any materials we file with the SEC at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, we file many of our documents electronically with the SEC, and you may access those documents over the Internet. The SEC maintains a website that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. The address of the SEC’s website is http://www.sec.gov. Documents we have filed with the SEC are also available on our website at www.cnbbank.bank. Except as expressly stated herein, information contained on our website does not constitute a part of this prospectus and is not incorporated by reference herein.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it in this prospectus. This helps us disclose certain information to you by referring you to the documents we file. The information we incorporate by reference is an important part of this prospectus. We incorporate by reference each of the documents listed below.

(a)

Our Annual Report on Form 10-K for the year ended December 31, 2015, filed with the SEC on March  4, 2016, including the information we incorporated by reference in our Form 10-K from our definitive proxy statement for our 2016 Annual Meeting of Shareholders, which we filed on March 15, 2016;

(b)

Our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2016, June 30, 2016 and September 30, 2016, filed with the SEC on May 5, 2016, August 4, 2016 and November 3, 2016, respectively;

(c)

Our Current Reports on Form 8-K filed with the SEC on February 9, 2016, March 23, 2016, April 20, 2016, May 17, 2016, May 20, 2016,  July 15, 2016, August 9, 2016 (Film No. 161817453), August 12, 2016, October 4, 2016, November 8, 2016 and November 16, 2016; and

(d)

The description of our common stock contained in our registration statement on Form 8-A, filed with the SEC on April 17, 1985, including any amendment or report filed for the purpose of updating such description.

All filings filed by us pursuant to the Exchange Act subsequent to the date hereof and prior to effectiveness of this registration statement shall be deemed to be incorporated in this registration statement and to be a part hereof from the date of filing of such documents or reports. In addition, all documents and reports filed by us subsequent to the date hereof pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents or reports. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

You may obtain copies of these documents, including exhibits, free of charge by contacting Richard L. Greslick, Jr., Secretary, at our principal office, which is located at 1 South Street, P.O. Box 42, Clearfield, PA 16830, or by telephone at (814) 765-9621.

CAUTIONARY NOTE ABOUT FORWARD-LOOKING STATEMENTS

This prospectus and the information incorporated by reference in it, as well as any prospectus supplement that accompanies it, include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, with respect to the financial condition, liquidity, results of operations, future performance and our business. These forward-looking statements are intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are those that are not historical facts. Forward-looking statements include statements with respect to beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions that are subject to significant risks and uncertainties and are subject to change based on various factors (some of which are beyond our control). Forward-looking statements often include the words “believes,” “expects,” “anticipates,” “estimates,” “forecasts,” “intends,” “plans,” “targets,” “potentially,” “probably,” “projects,” “outlook” or similar expressions or future conditional verbs such as “may,” “will,” “should,” “would” and “could.” Such known and unknown risks, uncertainties and other factors that could cause the actual results to differ materially from the statements, include, but are not limited to, (i) changes in general business, industry or economic conditions or competition; (ii) changes in any applicable law, rule, regulation, policy, guideline or practice governing or affecting financial holding companies and their subsidiaries or with respect to tax or accounting principles or otherwise; (iii) adverse changes or conditions in capital and financial markets; (iv) changes in interest rates; (v) higher than expected costs or other difficulties related to integration of combined or merged businesses; (vi) the inability to realize expected cost savings or achieve other anticipated benefits in connection with business combinations and other acquisitions; (vii) changes in the quality or composition of our loan and investment portfolios; (viii) adequacy of loan loss reserves; (ix) increased competition; (x) loss of certain key officers; (xi) continued relationships with major customers; (xii) deposit attrition; (xiii) rapidly changing technology; (xiv) unanticipated regulatory or judicial proceedings and liabilities and other costs; (xv) changes in the cost of funds, demand for loan products or demand for financial services; and (xvi) other economic, competitive, governmental or technological factors affecting our operations, markets, products, services and prices. Such developments could have an adverse impact on our financial position and our results of operations.

The forward-looking statements are based upon management’s beliefs and assumptions. Any forward-looking statement made herein speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

ABOUT CNB FINANCIAL CORPORATION

We are a bank holding company and a financial holding company registered under the Bank Holding Company Act of 1956, as amended. We were incorporated under the laws of the Commonwealth of Pennsylvania in 1983 for the purpose of engaging in the business of a financial holding company. On April 26, 1984, we acquired all of the outstanding capital stock of County National Bank, a national banking chartered institution. In December of 2006, County National Bank changed its name to CNB Bank (the “Bank”) and became a state bank chartered in Pennsylvania and subject to regulation by the Pennsylvania Department of Banking and the Federal Deposit Insurance Corporation.

We are subject to regulation, supervision and examination by the Board of Governors of the Federal Reserve System. In general, we are limited to owning or controlling banks and engaging in such other activities as are properly incident thereto. In addition to the Bank, we have three other subsidiaries, CNB Securities Corporation, CNB Insurance Agency and Holiday Financial Services Corporation. CNB Securities Corporation, incorporated in Delaware, maintains investments in debt and equity securities. CNB Insurance Agency, incorporated in Pennsylvania, provides for the sale of nonproprietary annuities and other insurance products. Holiday Financial Services Corporation, incorporated in Pennsylvania, offers small balance unsecured loans and secured loans, primarily collateralized by automobiles and equipment, to borrowers with higher risk characteristics.

We do not currently engage in any operating business activities, other than the ownership and management of CNB Bank, CNB Securities Corporation, CNB Insurance Agency, and Holiday Financial Services Corporation.

The Bank was incorporated in 1934 and is chartered in the Commonwealth of Pennsylvania. ERIEBANK, a division of CNB Bank, began operations in 2005. In October 2013, we acquired FC Banc Corp. and its subsidiary, Farmers Citizens Bank. Farmers Citizens Bank served the central Ohio markets of Bucyrus, Cardington, Fredericktown, Mount Hope and Shiloh, as well as the markets of Worthington and Upper Arlington in the greater Columbus, Ohio area, with 8 branch locations. We continue to operate these branch locations as FCBank, a division of CNB Bank. In July 2016, we acquired Lake National Bank of Mentor, Ohio. We operate the two former Lake National Bank branches in Mentor, Ohio as part of the ERIEBANK division of CNB Bank. Bank on Buffalo, a division of CNB Bank, began operations in November 2016 with the opening of a loan production office in Buffalo, New York.

The Bank has full service branch offices and loan production offices located in various communities in its market area. The Bank’s primary market area includes the Pennsylvania counties of Cambria, Cameron, Centre, Clearfield, Crawford, Elk, Indiana, Jefferson, and McKean. As ERIEBANK, a division of CNB Bank, the Bank operates in the Pennsylvania counties of Crawford, Erie, and Warren, and in the Ohio counties of Lake and Ashtabula. As FCBank, a division of CNB Bank, the Bank operates in the Ohio counties of Crawford, Richland, Ashland, Wayne, Marion, Morrow, Knox, Holmes, Delaware, and Franklin. As Bank on Buffalo, a division of CNB Bank, the Bank operates in Erie County, New York.

The Bank is a full service bank engaging in a full range of banking activities and services for individual, business, governmental and institutional customers. These activities and services principally include checking, savings, and time deposit accounts; real estate, commercial, industrial, residential and consumer loans; and a variety of other specialized financial services. The Bank’s Wealth & Asset Management Services division offers a full range of client services.

Our common stock is traded on the NASDAQ Stock Market under the symbol “CCNE.” Our principal executive offices are located at 1 South Street, P.O. Box 42, Clearfield, PA 16830. Our telephone number is (814) 765-9621. Our website is www.cnbbank.bank. References to our website are not intended to be active links and the information on such websites is not, and shall not be considered, a part of this prospectus.

RISK FACTORS

Investing in our securities involves significant risks. Before making an investment decision, you should carefully consider the risks and other information we include or incorporate by reference in this prospectus and any prospectus supplement. In particular, you should consider the risk factors under the heading “Risk Factors” included in our most recent Annual Report on Form 10-K, as may be revised or supplemented by our subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, each of which are on file with the SEC and are incorporated herein by reference, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. The risks and uncertainties we have described are not the only ones facing our company. Additional risks and uncertainties not currently known to us or that we currently deem immaterial may also affect our business operations. Additional risk factors may be included in a prospectus supplement relating to a particular offering of securities. For additional information, please see the sources described in “Where You Can Find More Information.”

RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED

STOCK DIVIDENDS

The following table sets forth our historical consolidated ratio of earnings to fixed charges and preferred stock dividends for the periods shown. No shares of preferred stock were outstanding during any annual or quarterly period reported below and no preferred dividends were paid.

	Nine Months Ended September 30,	Year ended December 31,
Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends	2016	2015	2014	2013	2012	2011
Including interest on deposits	3.24	3.44	3.64	2.88	2.58	2.17
Excluding interest on deposits	8.04	8.67	9.12	6.46	6.82	6.22

For purposes of computing these ratios:

•	earnings consist of net income from continuing operations before income taxes, plus applicable fixed charges;

•	fixed charges, excluding interest on deposits, include interest expense (other than on deposits); and

•	fixed charges, including interest on deposits, include all interest expense.

The ratios are presented in two separate calculations – one including, and one excluding, interest expense on deposits.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, we expect to use the net proceeds from the sale of offered securities for general corporate purposes, including:

•	expansion of the business;

•	investments in our subsidiary bank as regulatory capital to fund growth;

•	financing of possible acquisitions;

•	refinancing, reduction or repayment of debt; and

•	investments at the holding company level.

The prospectus supplement with respect to an offering of offered securities may identify different or additional uses for the proceeds of that offering.

Pending the application of the net proceeds, we expect to temporarily invest the proceeds from the sale of offered securities in short-term obligations.

THE SECURITIES WE MAY OFFER

The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplements, summarize certain material terms and provisions of the various types of securities that we may offer. The particular material terms of the securities offered by a prospectus supplement will be described in that prospectus supplement. If indicated in the applicable prospectus supplement, the terms of the offered securities may differ from the terms summarized below. The prospectus supplement will also contain information, where applicable, about material U.S. federal income tax considerations relating to the offered securities, and the securities exchange, if any, on which the offered securities will be listed. The descriptions herein and in the applicable prospectus supplement do not contain all of the information that you may find useful or that may be important to you. You should refer to the provisions of the actual documents whose terms are summarized herein and in the applicable prospectus supplement, because those documents, and not the summaries, define your rights as holders of the relevant securities. For more information, please review the forms of these documents, which are or will be filed with the SEC and will be available as described under the heading “Where You Can Find More Information” above.

We may offer and sell from time to time, in one or more offerings, common stock and/or preferred stock.

DESCRIPTION OF COMMON STOCK

The following description is a general summary of the terms of our common stock. The description below does not purport to be complete and is subject to and qualified in its entirety by reference to our amended and restated articles of incorporation and by-laws, as amended and restated. The description below does not contain all of the information that you might find useful or that might be important to you. You should refer to the provisions of our amended and restated articles of incorporation and by-laws, as amended and restated, because they, and not the summaries, define the rights of holders of shares of our common stock. You can obtain copies of our amended and restated articles of incorporation and by-laws, as amended and restated, by following the directions under the heading “Where You Can Find More Information.”

General

Our amended and restated articles of incorporation authorize us to issue 50,000,000 shares of stock, no par value. As of December 30, 2016, there were 14,473,482 shares of common stock issued and there were no outstanding options exercisable for shares of our common stock.

Each share of our common stock has the same relative rights and is identical in all respects to each other share of our common stock. Our common stock is non-withdrawable capital, is not of an insurable type and is not insured by the Federal Deposit Insurance Corporation or any other governmental entity.

Voting Rights

Holders of our common stock are entitled to one vote per share on each matter properly submitted to shareholders for their vote, including the election of directors. Holders of our common stock do not have the right to cumulate their votes for the election of directors. Subject to certain exceptions, whenever any corporate action is to be taken by a vote of the shareholders, it will be authorized by the affirmative vote of a majority of the votes cast by all shareholders entitled to vote thereon. Directors receiving the highest number of votes shall be elected.

Liquidation Rights

The holders of our common stock, together with the holders of any class or series of stock entitled to participate with the holders of our common stock in the distribution of assets in the event of any liquidation, dissolution or winding-up of us, whether voluntary or involuntary, will be entitled to participate equally in the distribution of any of our assets remaining after we have paid, or provided for the payment of, all of our debts and liabilities and after we have paid, or set aside for payment to, the holders of any class of stock having preference over the common stock in the event of a liquidation, dissolution or winding-up the full preferential amounts to which they are entitled.

Dividends

The holders of our common stock and any class or series of stock entitled to participate with the holders of our common stock are entitled to receive dividends declared by our board of directors out of any assets legally available for distribution. We may not pay dividends or other distributions unless we have paid, declared or set aside all accumulated dividends and any sinking fund, retirement fund or other retirement payments on any class of stock having preference as to payments of dividends over our common stock. As a holding company, our ability to pay distributions is affected by the ability of our subsidiaries to pay dividends. The ability of our bank subsidiary, and our ability, to pay dividends in the future is, and could in the future be further, influenced by bank regulatory requirements and capital guidelines.

Miscellaneous

The holders of our common stock have no preemptive or conversion rights for any shares that may be issued. Our common stock is not subject to additional calls or assessments, and all shares of our common stock currently outstanding are fully paid and nonassessable. All shares of common stock offered pursuant to a prospectus supplement, or issuable upon conversion, exchange or exercise of any convertible securities, will, when issued, be fully paid and nonassessable, which means that the full purchase price of the shares will have been paid and the holders of the shares will not be assessed any additional monies for the shares.

Certain Important Charter Provisions

Our by-laws, as amended and restated, provide for the division of our board of directors into three classes of directors, each class as nearly as equal as possible, with each serving staggered terms. Any amendment to our by-laws must be approved by the affirmative vote of a majority of the votes cast by all shareholders entitled to vote thereon and, if any shareholders are entitled to vote thereon as a class, upon receiving the affirmative vote of a majority of the votes cast by the shareholders entitled to vote as a class. Additionally, our amended and restated articles of incorporation provide that the affirmative vote of at least 66% of the outstanding shares of each class entitled to vote is required to effect a merger or consolidation of the Company into another company that is not a wholly owned subsidiary of the Company.

Some of the foregoing provisions may have the effect of deterring hostile takeovers or delaying changes in control or management of us.

Since the terms of our amended and restated articles of incorporation and by-laws, as amended and restated, may differ from the general information we are providing, you should only rely on the actual provisions of our amended and restated articles of incorporation and by-laws. If you would like to read our amended and restated articles of incorporation and by-laws, you may request a copy from us by following the directions under the heading “Where You Can Find More Information.”

NASDAQ Stock Market Listing

Our common stock is traded on the NASDAQ Stock Market under the symbol “CCNE.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC.

DESCRIPTION OF PREFERRED STOCK

The following description is a general summary of the terms of the preferred stock which we may issue. The description below and in any prospectus supplement does not purport to be complete and is subject to and qualified in its entirety by reference to our amended and restated articles of incorporation and the applicable certificate of designations designating the terms of the related series of preferred stock and our by-laws, as amended and restated, each of which we will make available upon request. The descriptions herein and in the applicable prospectus supplement do not contain all of the information that you may find useful or that may be important to you. You should refer to the provisions of our amended and restated articles of incorporation, the applicable certificate of designations and our by-laws, as amended and restated, because they, and not the summaries, define your rights as holders of shares of our preferred stock.

General

We are authorized to issue 50,000,000 shares of stock, no par value. Our amended and restated articles of incorporation, subject to limitations prescribed in such articles and subject to limitations prescribed by Pennsylvania law, authorize the board of directors, from time to time by resolution and without further shareholder action, to provide for the issuance of shares of preferred stock, in one or more series, and to fix the designation, powers, preferences and other rights of the shares and to fix the qualifications, limitations and restrictions thereof. As a result of its broad discretion with respect to the creation and issuance of preferred stock without shareholder approval, the board of directors could adversely affect the voting power of the holders of common stock and, by issuing shares of preferred stock with certain voting, conversion and/or redemption rights, could discourage any attempt to obtain control of us.

Terms of the Preferred Stock That We May Offer and Sell to You

You should refer to the prospectus supplement relating to the class or series of preferred stock being offered for the specific terms of that class or series, including:

•	the title and stated value of the preferred stock being offered;

•	the number of shares of preferred stock being offered, their liquidation preference per share and their purchase price;

•	the dividend rate(s), period(s) and/or payment date(s) or method(s) of calculating the payment date(s) applicable to the preferred stock being offered;

•	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends on the preferred stock being offered will accumulate;

•	the procedures for any auction and remarketing, if any, for the preferred stock being offered;

•	the provisions for a sinking fund, if any, for the preferred stock being offered;

•	the provisions for redemption, if applicable, of the preferred stock being offered;

•	any listing of the preferred stock being offered on any securities exchange or market;

•

the terms and conditions, if applicable, upon which the preferred stock being offered will be convertible into or exchangeable for other securities or rights, or a combination of the foregoing, including the name of the issuer of the securities or rights, conversion or exchange price, or the manner of calculating the conversion or exchange price, and the conversion or exchange date(s) or period(s) and whether we will have the option to convert such preferred stock into cash;

•	voting rights, if any, of the preferred stock being offered;

•	a discussion of any material and/or special United States federal income tax considerations applicable to the preferred stock being offered;

•	the relative ranking and preferences of the preferred stock being offered as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs;

•

any limitations on the issuance of any class or series of preferred stock ranking senior to or equally with the series of preferred stock being offered as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs; and

•	any other specific terms, preferences, rights, limitations or restrictions of the preferred stock being offered.

Ranking

Unless otherwise specified in the applicable prospectus supplement, the preferred stock will, with respect to distribution rights and rights upon liquidation, dissolution or winding up of our affairs, rank:

•	senior to all classes or series of our common stock and to all equity securities the terms of which specifically provide that the equity securities rank junior to the preferred stock being offered;

•	equally with all equity securities issued by us other than those referred to in the first and last bullet points of this subheading; and

•	junior to all equity securities issued by us the terms of which specifically provide that the equity securities rank senior to the preferred stock being offered.

For purposes of this subheading, the term “equity securities” does not include convertible debt securities.

Distributions

Holders of the preferred stock of each series will be entitled to receive, when, as and if declared by our board of directors, out of our assets legally available for payment to shareholders, cash distributions, or distributions in kind or in other property if expressly permitted and described in the applicable prospectus supplement, at the rates and on the dates as we will set forth in the applicable prospectus supplement. We will pay each distribution to holders of record as they appear on our stock transfer books on the record dates determined by our board of directors.

Distributions on any class or series of preferred stock, if cumulative, will be cumulative from and after the date set forth in the applicable prospectus supplement. If our board of directors fails to declare a distribution payable on a distribution payment date on any class or series of preferred stock for which distributions are non-cumulative, then the holders of that class or series of preferred stock will have no right to receive a distribution in respect of the distribution period ending on that distribution payment date, and we will have no obligation to pay the distribution accumulated for that period, whether or not distributions on that series are declared payable on any future distribution payment date.

If any shares of the preferred stock of any class or series are outstanding, no full dividends will be declared or paid or set apart for payment on our preferred stock of any other class or series ranking, as to dividends, equally with or junior to the preferred stock of the class or series for any period unless all required dividends are paid. The phrase “all required dividends are paid” when used in this prospectus with respect to class or series of preferred stock means that:

•

if the class or series of preferred stock has a cumulative dividend, full cumulative dividends on the preferred stock of the class or series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment is set apart for payment for all past dividend periods and the then current dividend period; or

•

if the class or series of preferred stock does not have a cumulative dividend, full dividends on the preferred stock of the class or series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment is set apart for the payment for the then current dividend period.

When dividends are not paid in full, or a sum sufficient for the full payment is not so set apart, upon the shares of preferred stock of any class or series and the shares of any other class or series of preferred stock ranking equally as to dividends with the preferred stock of the class or series, all dividends declared upon shares of preferred stock of the class or series and any other class or series of preferred stock ranking equally as to dividends with the preferred stock will be declared equally so that the amount of dividends declared per share on the preferred stock of the class or series and the other class or series of preferred stock will in all cases bear to each other the same ratio that accrued and unpaid dividends per share on the shares of preferred stock of the class or series, which will not include any accumulation in respect of unpaid dividends for prior dividend periods if the preferred stock does not have cumulative dividend, and the other class or series of preferred stock bear to each other. No interest or sum of money in lieu of interest will be payable in respect of any dividend payment or payments on preferred stock of the class or series which may be in arrears.

Except as provided in the immediately preceding paragraph, unless all required dividends are paid, no dividends, other than in common stock or other stock ranking junior to the preferred stock of the class or series as to dividends and upon liquidation, dissolution or winding-up of us, will be declared or paid or set aside for payment or other distribution will be declared or made upon the common stock or any of our other stock ranking junior or equally with the preferred stock of the class or series as to dividends or upon liquidation, nor will any common stock or any of our other capital stock ranking junior to or equally with preferred stock of the class or series as to dividends or upon liquidation, dissolution or winding-up of us be redeemed, purchased or otherwise acquired for any consideration, or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any stock, by us except by conversion into or exchange for our other stock ranking junior to the preferred stock of the class or series as to dividends and upon liquidation, dissolution or winding-up of us.

Any dividend payment made on shares of a class or series of preferred stock will first be credited against the earliest accrued but unpaid dividend due with respect to shares of the class or series which remains payable.

Redemption

If so provided in the applicable prospectus supplement, the preferred stock will be subject to mandatory redemption or redemption at our option, in whole or in part, in each case upon the terms, at the times and at the redemption prices set forth in the prospectus supplement.

The prospectus supplement relating to a class or series of preferred stock that is subject to mandatory redemption will specify the number of shares of the preferred stock that will be redeemed by us in each year commencing after a date to be specified, at a redemption price per share to be specified, together with an amount equal to all accumulated and unpaid dividends thereon, which will not, if the preferred stock does not have a cumulative dividend, include an accumulation in respect of unpaid dividends for prior dividends periods, to the date of redemption. The redemption price may be payable in cash or other property, as specified in the applicable prospectus supplement. If the redemption price for preferred stock of any series is payable only from the net proceeds of the issuance of our stock, the terms of the preferred stock may provide that, if no stock will have been issued or to the extent the net proceeds from any issuance are insufficient to pay in full the aggregate redemption price then due, the preferred stock will automatically and mandatorily be converted into shares of our applicable stock pursuant to conversion provisions specified in the applicable prospectus supplement.

Notwithstanding the foregoing, unless provided otherwise for any class or series of preferred stock, unless all required dividends are paid:

•	no shares of the applicable class or series of preferred stock will be redeemed unless all outstanding shares of preferred stock of the class or series are simultaneously redeemed; and

•

we will not purchase or otherwise acquire directly or indirectly any shares of the applicable class or series of preferred stock, except by conversion into or exchange for our stock ranking junior to the preferred stock of the class or series as to dividends and upon liquidation, dissolution or winding-up of us;

provided, however, that the above restrictions will not prevent the purchase or acquisition of shares of preferred stock of the class or series pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of preferred stock of the class or series.

Liquidation Preference

Upon any voluntary or involuntary liquidation, dissolution or winding up of our affairs, then, before any distribution or payment will be made to the holders of any common stock or any other class or series of shares of our capital stock ranking junior to the preferred stock in the distribution of assets upon any liquidation, dissolution or winding up of our affairs, the holders of each series or class of preferred stock will be entitled to receive out of our assets legally available for distribution to shareholders liquidating distributions in the amount of the liquidation preference set forth in the applicable prospectus supplement, plus an amount equal to all accumulated and unpaid distributions. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of shares of preferred stock will have no right or claim to any of our remaining assets. If, upon the voluntary or involuntary liquidation, dissolution or winding up, our available assets are insufficient to pay the amount of the liquidating distributions on all outstanding shares of preferred stock and the corresponding amounts payable on all shares of other classes or series of shares of our capital stock ranking equally with the preferred stock in the distribution of assets, then the holders of the preferred stock and all other classes or series of shares of capital stock will share ratably in any distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

If liquidating distributions will have been made in full to all holders of preferred stock, our remaining assets will be distributed among the holders of any other classes or series of shares of capital stock ranking junior to the preferred stock upon liquidation, dissolution or winding up, according to their respective rights and preferences and in each case according to their respective number of shares.

For those purposes, the consolidation or merger of us with or into any other corporation, trust or entity, or the sale, lease or conveyance of all or substantially all of our property or business, will not be deemed to constitute a liquidation, dissolution or winding up of our affairs.

Voting Rights

Holders of preferred stock will not have any voting rights, except as set forth below or as otherwise from time to time required by law, or as otherwise provided in the articles of amendment or the resolutions establishing such series and as indicated in the applicable prospectus supplement.

Conversion Rights

The terms and conditions, if any, upon which any class or series of preferred stock are convertible into or exchangeable for our other securities or rights or those of other issuers, including, without limitation, common stock, debt securities, trust preferred securities or another series of preferred stock, or any combination of the foregoing, will be set forth in the applicable prospectus supplement relating to the preferred stock. The terms will include the name of the issuer of the other securities or rights and the number or principal amount of the securities or rights into which the shares of preferred stock are convertible or exchangeable, the conversion or exchange price or rate or the manner of calculating the price, the conversion or exchange date(s) or period(s), provisions as to whether conversion or exchange will be at the option of the holders of the preferred stock or at our or other issuer’s option, the events requiring an adjustment of the conversion or exchange price or rate and provisions affecting conversion or exchange in the event of the redemption of the series of preferred stock.

Transfer Agent and Registrar

We will identify the transfer agent and registrar for any series of preferred stock offered by this prospectus in a prospectus supplement.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus in any one or more of the following ways from time to time:

•	directly to investors, including through a specific bidding, auction or other process;

•	to investors through agents;

•	directly to agents;

•	to or through brokers or dealers;

•	to the public through underwriting syndicates led by one or more managing underwriters;

•	to one or more underwriters acting alone for resale to investors or to the public; or

•	through a combination of any such methods of sale.

We may also sell the securities offered by this prospectus in “at the market offerings” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a distribution agent or market maker, or into an existing trading market, on an exchange or otherwise.

The prospectus supplement related to a particular offering will set forth the terms of the offering and the method of distribution and will identify any firms acting as underwriters, dealers or agents in connection with the offering, including:

•	the name or names of any underwriters, dealers or agents;

•	the purchase price of the securities and the proceeds to us from the sale;

•	any over-allotment options under which the underwriters may purchase additional securities from us;

•	any underwriting discounts and other items constituting compensation to underwriters, dealers or agents;

•	any public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; or

•	any securities exchange or market on which the securities offered in the prospectus supplement may be listed.

Only those underwriters identified in such prospectus supplement are deemed to be underwriters in connection with the securities offered in the prospectus supplement. Any underwritten offering may be on a best efforts or a firm commitment basis.

The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at varying prices determined at the time of sale, or at prices determined as the applicable prospectus supplement specifies. The securities may be sold through a rights offering, forward contracts or similar arrangements.

In connection with the sale of the securities, underwriters, dealers or agents may be deemed to have received compensation from us in the form of underwriting discounts or commissions and also may receive commissions from securities purchasers for whom they may act as agent. Underwriters may sell the securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agent.

We will provide in the applicable prospectus supplement information regarding any underwriting discounts or other compensation that we pay to underwriters or agents in connection with the securities offering, and any discounts, concessions or commissions which underwriters allow to dealers. Underwriters, dealers and agents participating in the securities distribution may be deemed to be underwriters, and any discounts and commissions they receive and any profit they realize on the sale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters and their controlling persons, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution toward specific civil liabilities, including liabilities under the Securities Act.

Unless otherwise specified in the related prospectus supplement, each series of securities will be a new issue with no established trading market, other than shares of our common stock, which are listed on the NASDAQ Stock Market. We may elect to list any series of preferred stock on an exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of, or the trading market for, any offered securities.

In connection with an offering, the underwriters may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in an offering. Stabilizing transactions consist of bids or purchases made for the purpose of preventing or retarding a decline in the market price of the securities while an offering is in progress. The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the underwriters have repurchased securities sold by or for the account of that underwriter in stabilizing or short-covering transactions. These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the securities. As a result, the price of the securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. Underwriters may engage in over-allotment. If any underwriters create a short position in the securities in an offering in which they sell more securities than are set forth on the cover page of the applicable prospectus supplement, the underwriters may reduce that short position by purchasing the securities in the open market.

Underwriters, dealers or agents that participate in the offer of securities, or their affiliates or associates, may be customers of, have engaged or engage in transactions with, and perform services for, us or our affiliates in the ordinary course of business for which they may have received or receive customary fees and reimbursement of expenses.

LEGAL MATTERS

In connection with particular offerings of securities in the future, the validity of any securities offered by this prospectus from time to time will be passed upon for us by Hogan Lovells US LLP. If legal matters in connection with offerings made pursuant to this prospectus are passed upon by counsel to underwriters, dealers or agents, if any, such counsel will be named in the prospectus supplement related to such offering.

EXPERTS

Our consolidated financial statements at December 31, 2015 and 2014, and for each of the years in the three-year period ended December 31, 2015, have been audited by Crowe Horwath LLP, independent registered public accounting firm, as set forth in their report. Such consolidated financial statements have been so incorporated into this document and into the registration statement by reference to CNB’s Annual Report on Form 10-K for the year ended December 31, 2015, in reliance upon their report and given upon the authority of said firm as experts in accounting and auditing.

Up to $40,000,000

Common Stock

PROSPECTUS SUPPLEMENT

(to the Prospectus dated January 6, 2017)

Keefe, Bruyette & Woods

                                  A Stifel Company

November 12, 2019